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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                             METATEC ANNOUNCES SALE
                         OF SILICON VALLEY PLANT ASSETS

         Metatec to be Relieved of $9.5 Million in Financial Commitments
                              over Next Seven Years

         DUBLIN, OH -- Jan. 17, 2002 -- Metatec International, Inc. (Nasdaq:
META) announced today that it has sold its Silicon Valley manufacturing plant assets to Medius Corporation and has resolved all financial obligations associated with the plant, including the termination of the lease for the facility.

         The termination of the lease relieves Metatec of $9.5 million in lease and other financial commitments over the next seven years.

         "The successful disposal of our Silicon Valley obligations is a significant component of our plan to restore our financial strength and return to profitable operations," said Christopher A. Munro, president and chief executive officer. "Resolving our Silicon Valley plant commitments permits us to devote more of our attention to our continuing operations and the growth initiatives that will drive our recovery."

         Metatec incurred a restructuring charge of approximately $2 million in the fourth quarter of 2001 related to the closing of the Silicon Valley facility and the sale of its associated assets.

         The company is putting significant focus on expanding its growing supply chain services business. Some of the nation's largest software, telecommunications, entertainment, hardware and media/publishing companies use Metatec to help manage their supply chains -- from optical disc manufacturing and packaging through distribution, fulfillment, procurement, warehouse management and selective packaging services.

         Metatec continues to provide quality CD-ROM and DVD manufacturing services to U.S. companies through its Dublin, Ohio, manufacturing and supply chain services facility and to international customers through its disc manufacturing plant in The Netherlands. It also continues to offer disc production and distribution services to many West Coast customers.

         In addition to purchasing disc replication and associated equipment, Medius also retains some of Metatec's operations and management staff.

         The successful resolution of the financial commitments associated with its Silicon Valley plant is the latest in a series of actions taken by Metatec during the past year to return the company to profitable operations. Metatec has also restructured operations, reduced manufacturing capacity to match current market demand, expanded its supply chain services

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business and is working to restructure its financing to position itself favorably for the eventual upturn in the economy.

                           About Metatec International

         Metatec International enables companies in the computer hardware, software, telecommunications and media/publishing markets to streamline the process of delivering products and information to market by providing technology driven supply chain solutions that increase efficiencies and reduce costs. Technologies include CD-ROM and DVD manufacturing services, a full range of supply chain management services and secure Internet-based software distribution services. Extensive real-time customer-accessible online reporting and tracking systems support all services. Metatec maintains operations in Ohio and The Netherlands.

         More information about Metatec is available by visiting the company's web site at www.metatec.com, www.metatec.nl and www.irbyctc.com.

                           Forward-Looking Statements

         Except for historical information, all other statements made in this news release are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company's actual results to differ materially from those projected. Such risks and uncertainties that might cause such a difference include, but are not limited to, changes in general business and economic conditions, changes in demand for CD-ROM products or supply chain services, excess capacity levels in the CD-ROM industry, the introduction of new products or services by competitors, increased competition (including pricing pressures), changes in manufacturing efficiencies, changes in supply chain services techniques, changes in technology and other risks indicated in the company's filings with the Securities and Exchange Commission, including Form 10-K for Metatec's year ended Dec. 31, 2000.